Exhibit 8.1

• Companies

 (*) They are Dormant Companies, therefore they do not appear in the note 10.a, where is disclosed business information under the equity method and classified as available for sale.

•  Events in 2016:

(1) Company terminated;

(2) New corporate name of Mineração Nacional;

(3) Company sold to Can-Pack, as note 4;

(4) New corporate name of Congonhas Minérios S.A.;

(5) Control acquisition, as note 3.2;

(6) Company was incorporated by indirect subsidiary CSN Mining GmbH;

(7) New corporate name of Namisa Handel GmbH;

(8) New corporate name of Namisa Asia Limited;

(9) Company constituted;

•                      Exclusive funds

	Equity Interests (%)
Exclusive funds	12/31/2016	12/31/2015	Core business
Direct interest: full consolidation
Diplic II - Private credit balanced mutual fund	100.00		Investment fund
Caixa Vértice - Private credit balanced mutual fund	100.00	100.00	Investment fund
VR1 – Private Credit balanced mutual fund	100.00	100.00	Investment fund
Diplic - Private credit balanced mutual fund (1)		100.00	Investment fund
BB Steel – Private Credit balanced mutual fund (1)		100.00	Investment fund

   (1) Multimarket investment fund fully redeemed.